SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_____________________

Date of report: June 8, 2005
(Date of earliest event reported)

LIMELIGHT MEDIA GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-09358	88-0441338
(Commission File No.)	(I.R.S. Employer Identification No.)

8000 Centerview Parkway
Cordova, Tennessee 38018
(Address of principal executive offices; zip code)

(901) 757-0195
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

                On June 8, 2005, we entered into an Asset Purchase Agreement (the “Purchase Agreement”) with MARLIN CAPITAL PARTNERS II, LLC d/b/a InTransit Media, a Florida limited liability company (“MCP”). Under the terms of the Purchase Agreement, we agreed to purchase MCP’s assets used in its digital advertising services business, including, without limitation, MCP’s exclusive right to provide digital advertising services to the Port Authority of New York and New Jersey (the “Port Authority”) for the Port Authority’s PATHVISION broadcasting system and the equipment, computer servers and software used by MCP in the delivery of such services.

The aggregate purchase price is $2 million, which is to be paid as follows: (i) at the closing of the transaction, we will make a cash payment of $1,000,000 and issue to MCP a number of unregistered shares of our common stock, par value $0.001 per share (“Common Stock”), determined by dividing $500,000 by the average closing price of our Common Stock during the twenty (20) consecutive trading day period ending two (2) trading days prior to the closing of the transaction, and (ii) we will make a cash payment of $500,000 within twenty-one (21) days after the closing.

The Purchase Agreement contemplates that we will enter into a registration rights agreement with MCP, pursuant to which, at any time after the second (2nd) anniversary of the closing, MCP shall have the right to cause us to register under the Securities Act of 1933, as amended, the shares of Common Stock issued to MCP pursuant to the Purchase Agreement. The agreement will also provide that MCP shall have “piggy-back” registration rights with respect to such shares.

At the closing, MCP will assign to us its rights under its agreement with the Port Authority relating to the PATHVISION broadcasting system.

On June 9, 2005, we issued a press release announcing the execution of the Purchase Agreement, a copy of which is filed herewith as Exhibit 99.1.

The above description of the acquisition and the material agreement is not a complete description of the material terms of the transaction or the material agreement and is qualified in its entirety by reference to the agreement entered into in connection with the transaction, a copy of which is included as an exhibit to this Current Report on Form 8-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Number	Documents

2.1	Asset Purchase Agreement, dated as of June 8, 2005, by and between our company and Marlin Capital Partners II, LLC.

99.1	Press Release, dated June 9, 2005, relating to the execution of the Asset Purchase Agreement by and between our company and Marlin Capital Partners II, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT MEDIA GROUP, INC.

Date: June 9, 2005	By:	/s/ David V. Lott
David V. Lott
Chief Executive Officer

EXHBIT INDEX

Number	Documents

2.1	Asset Purchase Agreement, dated as of June 8, 2005, by and between our company and Marlin Capital Partners II, LLC.

99.1	Press Release, dated June 9, 2005, relating to the execution of the Asset Purchase Agreement by and between our company and Marlin Capital Partners II, LLC.